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                                13,387,000 shares

                           XM Satellite Holdings Inc.

                 Class A Common Stock; par value $.01 per share

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  April 11, 2002

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
As Representatives of the Several Underwriters
c/o Morgan Stanley & Co. Incorporated,
1585 Broadway
New York, NY  10036

Dear Sirs:

         1. Introductory. XM Satellite Holdings Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the "Underwriters") 13,387,000 shares of its Class A common stock, par value $.01 per share (the "Firm Shares") and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 2,008,050 shares of its Class A common stock (the "Additional Shares"). The Firm Shares and the Additional Shares are herein collectively called the "Shares." The Company hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-47570), including a prospectus, relating to the Shares and the registration statement has been declared effective under the Securities Act of 1933 ("Act"). The Company has filed with the Commission a registration statement on Form S-3 (No. 333-85804) pursuant to Rule 462(b) of the Act (the "462(b) Registration Statement") and the 462(b) Registration Statement became effective under the Act upon such filing. The shelf registration statement, at the time it was declared effective by the Commission, including all material incorporated by reference therein, and as supplemented by the 462(b) Registration Statement, is hereinafter referred to as the "Registration Statement." The form of prospectus, as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus." The prospectus supplement relating to the Shares as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, is hereinafter referred to as the "Prospectus Supplement." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

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              (b) The Registration Statement, the 462(b) Registration Statement
         and the Prospectus, at the time the Registration Statement and the 462(b) Registration Statement was declared effective by the Commission,
         (i) conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and
         (ii) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the 462(b) Registration Statement and the Prospectus, on the date of this Agreement, conforms, and at the time of filing of the Prospectus Supplement pursuant to Rule 424(b), the Registration Statement, the 462(b) Registration Statement, the Prospectus and the Prospectus Supplement will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement, the 462(b) Registration Statement, the Prospectus or the Prospectus Supplement based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

              (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations.

              (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus Supplement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

              (e) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus Supplement; and each subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding shares of capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and are owned by the Company, directly or through subsidiaries, free and clear from liens, encumbrances, defects equities or claims.

              (f) The Shares have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

              (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

              (h) The shares of Class A common stock, par value $.01 per share, of the Company (the "Common Stock") outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

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              (i) Except as disclosed in the Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (j) Except as described in the Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

              (k) The Shares have been approved for listing on the Nasdaq Stock Market's National Market subject to notice of issuance.

              (l) No consent, approval, authorization, or order of, or filing or qualification with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company or the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws.

              (m) The execution, delivery and performance of this Agreement, and the issuance and sale of the Shares and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any judgment, order or decree of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or other instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

              (n) This Agreement has been duly authorized, executed and delivered by the Company.

              (o) Except as disclosed in the Prospectus Supplement, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus Supplement, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

              (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

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              (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

              (r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (s) Except as disclosed in the Prospectus Supplement, the Company and its subsidiaries are not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or waste, pollutants or contaminants, or relating to the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), do not own or operate any real property contaminated with any substance that is subject to any environmental laws, are not liable for any cost or liabilities associated with environmental laws, including without limitation, any off-site disposal or contamination pursuant to any environmental laws, are not subject to any claim relating to any environmental laws and have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses and are in compliance with the terms and conditions of any such permit, license or approval, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (t) Except as disclosed in the Prospectus Supplement, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares or which are required to be described in the Registration Statement or Prospectus Supplement and are not so described; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

              (u) The financial statements included in each Registration Statement and the Prospectus Supplement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

              (v) Except as disclosed in the Prospectus Supplement, since the date of the latest audited financial statements included in the Prospectus Supplement there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus Supplement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                                        4

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              (w) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement, will not be an "investment company" as defined in the Investment Company Act of 1940.

              (x) The statistical and market-related data included in the Prospectus Supplement are based on or are derived from sources which the Company believes to be reliable and accurate in all material respects.

         3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the Shares at a purchase price of $10.95375 per share (the "Purchase Price").

         The Company will deliver against payment of the purchase price the Firm Shares in the form of one or more permanent global Securities in definitive form (the "Firm Global Securities") deposited with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus Supplement. Payment for the Firm Shares shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Morgan Stanley & Co. Incorporated ("Morgan Stanley") drawn to the order of XM Satellite Radio Holdings, Inc. at the office of Latham & Watkins, 885 Third Avenue, New York, NY 10022 at 10:00 A.M., (New York time), on April 17, 2002, or at such other time not later than seven full business days thereafter as Morgan Stanley determines, such time being herein referred to as the "Closing Date," against delivery to DTC of the Global Securities representing all of the Shares. The Global Securities will be made available for checking at the above office of Latham & Watkins at least 24 hours prior to the Closing Date.

         In addition, the Company hereby grants to the Underwriters the option to purchase up to 2,008,050 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus Supplement, by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be
                --------  -------
earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. Global securities for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit the Underwriters to examine and package such global securities for delivery at least one full business day prior to the Additional Closing Date.

         Payment for the Additional Shares shall be made by wire transfer in same day funds each payable to the order of the Company at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Underwriters.

         4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus Supplement.

                                        5

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         5.   Certain Agreements of the Company. The Company agrees with the
Underwriters that:

              (a) The Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with subparagraph (1) or (2) (as consented to by the Underwriters) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement) (or, if applicable and if consented to by the Underwriters, subparagraph (4) or (5)). The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

              (b) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Underwriters' consent; and the Company will also advise the Underwriters promptly of the effectiveness of the Registration Statement and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by the Underwriters or any dealer, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters of such event or condition and will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and dealers to which Shares may have been sold and to any other dealers upon request an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriters' consent to, and their delivery of, any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (or, if later, the date of any prospectus supplement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to the Underwriters, without charge, copies of the Registration Statement (three (3) copies of which will be signed and will include all exhibits), each related preliminary prospectus supplement, and, so long as a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by the Underwriters or any dealer, the Prospectus Supplement and all amendments and supplements to such documents, in each case in such quantities as the Underwriters request. The Prospectus Supplement shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Shares for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the

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         Underwriters designate and will continue such qualifications in effect so long as required for the distribution.

              (g) During the period of five years hereafter, the Company will furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.

              (h) Whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus supplement, the Prospectus Supplement and amendments and supplements to any of the foregoing, including all printing costs associated therewith, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto,
         (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) any expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares and for expenses incurred in distributing preliminary prospectus supplements and the Prospectus Supplement (including any amendments and supplements thereto) to the Underwriters, (ix) for any travel expenses of the Company's officers and employees and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(i).

              (i) For a period of 90 days after the date of the initial public offering of the Shares, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Morgan Stanley, except issuances of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of the employee stock option plan or talent stock plan in effect on the date hereof, grants of options or warrants to outside vendors from the pool authorized by the Board of Directors as of the date hereof, or issuances of shares of Common Stock pursuant to the exercise of such options.

         6. Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

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              (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which, shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus Supplement; or

                                    (B) for the period from the closing date of
                           the latest income statement included in the Prospectus Supplement to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus Supplement, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus Supplement discloses have occurred or may occur or which are described in such letter; and

                  (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus Supplement shall be deemed included in the Registration Statement for purposes of this subsection.

                  (b) The Registration Statement and the 462(b) Registration Statement shall have become effective and the Prospectus Supplement shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares or (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                  (d) The Underwriters shall have received an opinion, dated such Closing Date, of Hogan & Hartson, counsel for the Company, to the effect that:

                  (i) Each of the Company, XM Satellite Radio Inc., XM Radio Inc. ("XM Radio") and XM Innovations Inc. ("XM Innovations") was incorporated, and is validly existing and in good standing, under the laws of the State of Delaware. Each of XM Equipment Leasing L.L.C. ("XM Equipment") and XM 1500 Eckington L.L.C. ("XM Eckington") was organized, and is validly existing and in good standing. Each of the Company, XM Satellite, XM Radio and XM Innovations has the corporate power and corporate authority under the Company Certificate of Incorporation, the XM Satellite Certificate of Incorporation, the XM Radio Certificate of Incorporation and the XM Innovations Certificate of Incorporation, respectively, and the Delaware General Corporation Law to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. Each of XM Equipment and XM Eckington have the limited liability company power and limited liability company authority under the XM Equipment Certificate of Formation and the XM Equipment Operating Agreement, and the XM Eckington Certificate of Formation and the XM Eckington Operating Agreement, respectively, and the Delaware LLC Act to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. The Company, XM Radio and XM Eckington are authorized to transact business as foreign corporations in the District of Columbia. XM Satellite is authorized to transact business as a foreign corporation in the District of Columbia, the State of Florida, the State of Michigan and the Commonwealth of Virginia.

                  (ii) All shares of capital stock of the Company shown as issued and outstanding on an actual basis under the caption "Capitalization" in the Prospectus Supplement are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable and were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of the Shares. The capital stock conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock."

                  (iii) All of the issued and outstanding shares of capital stock of XM Satellite have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of XM Satellite's Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by the Company.

                  (iv) All of the issued and outstanding shares of capital stock of XM Radio have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Radio authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite.

                  (v) All of the issued and outstanding shares of capital stock of XM Innovations have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Innovations authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite.

                  (vi) All of the issued and outstanding limited liability interests of XM Equipment have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Equipment authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by XM Satellite.

                  (vii) All of the issued and outstanding limited liability interests of XM Eckington have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Eckington authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by the Company.

                  (viii) To our knowledge, none of the Company or any of the XM
                         Subsidiaries have issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company or any of the XM Subsidiaries, respectively, except as described in the Prospectus Supplement (other than options issued pursuant to the Company's 1998 Shares Award Plan, Employee Stock Purchase Plan and Talent Option Plan).

                  (ix) The Company has the corporate power and corporate authority under the Company Certificate of Incorporation and the Delaware General Corporation Law to execute, deliver and perform as of the date hereof its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including, without limitation, to issue, sell and deliver the Shares as provided therein. When issued in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law, will not be issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for such shares and will be free and clear of any liens or encumbrances and statutory restrictions.

                  (x) This Agreement has been duly authorized, executed and delivered on behalf of the Company.

                  (xi) The Registration Statement and the 462(b) Registration Statement have become effective under the Securities Act, the required filings of the Prospectus Supplement pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

                  (xii) The Registration Statement, the 462(b) Registration Statement, Prospectus and the Prospectus Supplement (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

                  (xiii) The execution, delivery and performance on the date hereof by the Company of the Agreement and the consummation by the Company of the transactions therein contemplated (including the issuance and sale of the Shares) do not (a) violate the Company Certificate of Incorporation or Company Bylaws, (b) breach or constitute a default under any agreement or contract filed as an exhibit to the Registration Statement, (c) to our knowledge, violate any Applicable Law, or any order, judgment or decree applying Applicable Law of any federal or State of Delaware court or governmental or regulatory authority having jurisdiction over the Company, any of the XM Subsidiaries or any of their respective properties or assets, or (d) to our knowledge, result in the imposition of a lien or encumbrance on any property or assets of the Company or any of the XM Subsidiaries, except for such violations, breaches, defaults or impositions referred to in clauses (b), (c) and (d) of this Paragraph (xiii) that
                         (X) would not, singly or in the aggregate, have a Material Adverse Effect or (Y) are disclosed in the Prospectus Supplement.

                  (xiv) No approval or consent of, or registration or filing with, any federal or State of Delaware governmental agency, court, or regulatory authority (other than the Federal Communications Commission or any state or local communications authority, as to which we express no opinion) having jurisdiction over the Company under any Applicable Law is required to be obtained or made by the Company in connection with the execution, delivery and performance (including the issuance and sale of the Shares) as of the date hereof by the Company of the Agreement, except (a) such as may be required under federal securities statutes and regulations (certain matters with respect to which are addressed elsewhere in this opinion) or state securities or blue sky statutes and regulations (as to which we express no opinion), (b) such as have been obtained or made or have been disclosed in the Prospectus Supplement or (c) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect.

                  (xv) None of the Company or the XM Subsidiaries is an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (xvi) Except as set forth in the Agreement or in the Prospectus Supplement, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance as of the date hereof by the Company of the Agreement, have the right to request or demand that the Company register under the Securities Act securities held by them.

                  (xvii) The information in the Prospectus Supplement under the following captions (or, as applicable, certain portions of such information as indicated below), to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by us, and is correct in all material respects: "Risk Factors--Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable" and the second paragraph of "Shareholders' Agreement" contained under "Certain Capital Stock and Stockholder Information."

                         During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, with representatives of the independent certified public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus Supplement, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that: (i) the Registration Statement, at the time it became effective and at the time the 462(b) Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement, as of its date and as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company or any of the XM Subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus Supplement, other than those disclosed therein, or (iii) there are any contracts, or documents of a character required to be described in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements -------- ---- (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial information included in or omitted from the Registration Statement or the Prospectus Supplement.

                    (e) The Underwriters shall have received from ShawPittman, counsel for the Company, such opinion or opinions, dated such Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, to the effect set forth in Exhibit A hereto.

                    (f) The Underwriters shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Shares delivered on such Closing Date, the Registration Statement, the 462(b) Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                    (g) The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the Prospectus Supplement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus Supplement or as described in such certificate.

                    (h) The Underwriters shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                    (i) On or prior to the date of this Agreement, the Underwriters shall have received lockup letters from each of the executive officers and directors of the Company of the Company identified on Schedule I attached hereto and from certain stockholders identified on Schedule II attached hereto.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriters, its partners, directors and officers and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus Supplement, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

         (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus Supplement, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Prospectus Supplement furnished on behalf of the Underwriters: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the sixth paragraph under the caption "Underwriting."

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Company under this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity and shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Initial Purchasers. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares, Morgan Stanley may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company at any time at or prior to the Closing Date, if (a) after the execution and delivery of this Agreement and prior to each Closing Date (i) there shall have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in your judgment, is material and adverse,
(ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (vi) there shall have occurred any change in financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or any other calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(vi), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares on the terms and in the manner contemplated in the Prospectus Supplement.

         11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Morgan Stanley & Co. Incorporated at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equity Capital Markets Syndicate Desk, telecopy number: (212) 761-0538, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1500 Eckington Place N.E., Washington DC 20002, Attention: Chief Financial Officer, telecopy number: (202) 380-4500; provided, however, that any notice to the Underwriters pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Underwriters.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                         Very truly yours,

                                             XM SATELLITE RADIO HOLDINGS, INC.

                                                  By:___________________________
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     Morgan Stanley & Co. Incorporated,

     By:_______________________________
        Name:
        Title:


     Acting on behalf of itself and as the
     Representative of the several Underwriters

                                   SCHEDULE A


                                                                Number of Shares

                                                                  -----------


              Underwriter
              -----------

Morgan Stanley & Co. Incorporated ........................

Merrill Lynch, Pierce, Fenner & Smith Incorporated .......

Credit Suisse First Boston Corporation ...................

Deutsche Bank Securities Inc. ............................

                                                                   -----------
                 Total ...................................         13,387,000

                                    EXHIBIT A

                         Form of Opinion of ShawPittman

              1. Except as set forth in the Prospectus Supplement, (i) the FCC has granted XM Satellite Radio Holdings Inc. (the "Company") all material
                                                   -------
authorizations needed to construct, launch, and operate a satellite radio service and offer a subscription service on a non-common carrier basis, and (ii) the FCC has assigned XM two orbital locations at 85 degrees W.L. and 105 degrees W.L. for XM Radio's two satellites and the frequency band 2332.5-2345 MHz to provide such satellite radio service.

              2. Except for such FCC consents, approvals, authorizations or orders that have already been obtained, no material consent, approval, authorization or order of the FCC is required to be obtained by the Company or its subsidiaries under the Communications Laws for the consummation of the transactions contemplated under the Underwriting Agreement, except that, from time to time, the Company and its subsidiaries may be required to obtain certain authorizations that would be required in the ordinary course of business.

              3. The execution and delivery of the Underwriting Agreement, and the consummation of the transactions contemplated thereunder, by the Company do not and will not violate any material provision of the Communications Laws.

              4. The statements set forth in the Prospectus Supplement under the captions "Risk Factors --Failure to comply with FCC requirements could damage our business," "Risk Factors--If the challenge to our FCC license is successful, our business could be harmed" and "Business--Regulatory Matters," insofar as such statements constitute a summary of material (a) legal matters,
(b) documents, or (c) proceedings under the Communications laws, fairly present the information contained under such captions in light of the circumstances in which they were made.

              5. Except as set forth in the Prospectus Supplement, to our knowledge, there is no investigation or complaint before the FCC pending or threatened in writing that is specifically directed against or in respect of the Company or its subsidiaries, or any of the FCC licenses held by the Company or its subsidiaries that would reasonably be expected to result in the revocation of any material FCC authorizations or otherwise to materially impair the operations of the Company or its subsidiaries.

                                   SCHEDULE I

                             Officers and Directors

Stephen Cook

Nathaniel Davis

Thomas R. Donohue

Steven P. Gavenas

Chet Huber

Randall T. Mays

Gary M. Parsons

Hugh Panero

Dr. Stelios Patsiokas

Pierce J. Roberts, Jr.

Jack Shaw

Dr. Rajendra Singh

Joseph M. Titlebaum

                                   SCHEDULE II

                                  Stockholders

AEA XM Investor I LLC

AEA XM Investors II LLC

Clear Channel Investments, Inc.

Columbia XM Radio Partners L.L.C.

DIRECTV Enterprises, Inc.

General Motors Corporation

Madison Dearborn Capital Partners III, L.P.

Madison Dearborn Special Equity III, L.P.

Special Advisors Fund I, LLC

Telecom-XM Investors, L.L.C.